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                                                                   EXHIBIT 10.56


                     SETTLEMENT AGREEMENT AND MUTUAL RELEASE


     This Settlement Agreement and Mutual Release (the "Agreement") is entered into as of December 8, 2000, between Network Computing Devices, Inc., a Delaware corporation ("NCD"), and Tektronix, Inc., an Oregon corporation ("Tek").

                                    RECITALS

     A. NCD and Tek are parties to that certain Asset Purchase Agreement, dated as of December 31, 1998 (the "Purchase Agreement").

     B. In connection with the Purchase Agreement and the transactions and agreements contemplated thereby or entered in connection therewith, each of NCD and Tek have asserted certain claims against the other.

     C. Each of NCD and Tek desires to settle and release all claims each party may have against the other party.

          THEREFORE, the parties agree as follows:

                                    AGREEMENT

     1.   SETTLEMENT PAYMENT. In settlement of the Claims (as defined in Section
2), NCD agrees to issue to Tek 750,000 shares of NCD common stock within five business days of the date hereof.

     2. RELEASE AND COVENANT NOT TO SUE. This Agreement is a settlement between Tek and NCD and is in full accord and satisfaction of any and all claims related to the Purchase Agreement and all agreements contemplated thereby or entered in connection therewith, and any demands, damages, losses, liabilities, actions, costs or expenses, known or unknown, existing now or arising in the future, between Tek and NCD related to such claims (collectively, the "Claims"). NCD releases and covenants not to sue Tek, its directors, officers, employees and agents with respect to the Claims. Tek releases and covenants not to sue NCD, its directors, officers, employees and agents with respect to the Claims. Notwithstanding the above, this release shall not release any claims that any party may have arising from this Agreement, under the Warrant to Purchase Common Stock, dated December 31, 1998, issued by NCD to Tek, or under that certain Registration Rights Agreement, dated as of December 31, 1998, between NCD and Tek, as amended the date hereof.

     3. CONFIDENTIALITY. Each of the parties hereto shall keep this Agreement and the terms hereof confidential, and will not disclose this Agreement or the terms hereof to any person except to the extent required by disclosure laws related to publicly traded securities. Neither NCD nor Tek shall make a public announcement of any nature relating to this



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Agreement, its terms or the transactions contemplated herein or related thereto, except as may be required by law, or as mutually agreed among the parties.

     4. REPRESENTATIONS AND WARRANTIES OF NCD. NCD represents and warrants to Tek as follows:

          4.1 AUTHORIZATION. The execution, delivery and performance of this Agreement by NCD are within the corporate power NCD and have been duly authorized by all necessary corporate action by NCD. This Agreement is the valid and binding obligation of NCD, enforceable against NCD in accordance with its terms, except as the enforcement of this Agreement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws generally affecting the rights of creditors and subject to general equity principles. The Settlement Shares to be issued pursuant to this Agreement will be when issued duly authorized, validly issued, fully paid and nonassessable.

          4.2  NCD SEC REPORTS.

               (a) DEFINITION. As used in this Agreement, "NCD SEC Reports" shall mean all reports, registration statements, definitive proxy statements, prospectuses and amendments thereto filed by NCD with the Securities and Exchange Commission (the "SEC") since September 30, 1999.

               (b) NCD SEC REPORTS. The NCD SEC Reports: (i) complied or will comply, as the case may be, in all material respects with the then applicable requirements of the Exchange Act of 1934, as amended, and the Securities Act, as amended (the "Act"), as the case may be, and the rules and regulations of the SEC issued thereunder; and (ii) did not or will not, as the case may be, contain as of their respective filing dates any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

     5. REPRESENTATIONS AND WARRANTIES OF TEK. Tek represents and warrants to NCD as follows:

          5.1 AUTHORIZATION. The execution, delivery and performance of this Agreement by Tek are within the corporate power Tek and have been duly authorized by all necessary corporate action by Tek. This Agreement is the valid and binding obligation of Tek, enforceable against Tek in accordance with its terms, except as the enforcement of this Agreement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws generally affecting the rights of creditors and subject to general equity principles.

          5.2 ACCREDITED INVESTOR. Tek is an "accredited investor" within the meaning of SEC Rule 501 of Regulation D promulgated under the Act.



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     6.   GENERAL.

          6.1 ATTORNEYS' FEES. In the event suit or action is instituted to enforce any of the terms of this Agreement, the prevailing party shall be entitled to recover its reasonable attorneys' fees at trial and on any appeal, in addition to all other sums provided by law.

          6.2 BINDING AGREEMENT; SUCCESSION. This Agreement and its terms and provisions shall be binding upon and shall inure to the benefit of the respective successors and assigns of the parties to this Agreement.

          6.3 GOVERNING LAW. This Agreement shall be interpreted under and enforced in accordance with the laws of the state of Oregon, exclusive of choice of law rules.

          6.4 COUNTERPARTS. This Agreement may be executed in two or more counterparts, which together shall constitute a single instrument. Facsimile signatures shall be incorporated as original signatures.

          6.5 ENTIRE AGREEMENT. This Agreement constitutes the entire agreement of the parties with respect to the matters set forth herein, and supersedes all prior discussions or agreements of the parties.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above, effective as of the date first written above.

                                        NETWORK COMPUTING DEVICES, INC.



                                        By__________________________________
                                        Title_______________________________


                                        TEKTRONIX, INC.



                                        By__________________________________
                                        Title_______________________________




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